UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2010

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On August 26, 2010, Kingsmere Mining Ltd. (“Kingsmere”) agreed to surrender 14,950,000 shares (the “Shares”) of Ironwood Gold Corp.’s (the “Company”) common stock, par value $0.001 (“Common Stock”), to the Company for cancellation.  The Shares were issued to Kingsmere pursuant to the following agreements: 500,000 shares of Common Stock pursuant to the Purchase Agreement, dated November 30, 2009, by and between Kingsmere and the Company (a copy of which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K on December 3, 2009); 8,500,000 shares of Common Stock issued to Kingsmere pursuant to the Assignment Agreement, dated December 1, 2009, by and between Kingsmere and the Company (a copy of which was filed with the SEC as an exhibit to a Current Report on Form 8-K on December 7, 2009); and 5,950,000 shares of Common Stock issued to Kingsmere pursuant to the Assignment Agreement, dated December 7, 2009, by and between Kingsmere and the Company (a copy of which was filed with the SEC as an exhibit to a Current Report on Form 8-K on December 16, 2009). Kingsmere agreed to return the Shares to the Company because the Company did not acquire the value that it bargained for regarding certain mineral claims and as represented by Kingsmere under such agreements. Except for the cancellation of the Shares noted above, the agreements are still in full force and effect.  As a result of the cancellation of the 14,950,000 Shares, the Company has 76,799,200 shares of Common Stock outstanding as of September 20, 2010.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: September 21, 2010	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer